EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:
EDWARD J. LAWSON, PRESIDENT AND CHAIRMAN, 21ST CENTURY HOLDING COMPANY
(954) 308-1257 OR (954) 581-9993

                   21ST CENTURY HOLDING COMPANY REPORTS RECORD
             FIRST QUARTER RESULTS WITH EARNINGS OF $0.95 PER SHARE
                               AND BEATS GUIDANCE

      LAUDERDALE LAKES, FLORIDA, APRIL 27, 2005 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter ended March 31, 2005 (see attached tables).

      For the quarter ended March 31, 2005, the Company reported net income of $5,821,260, or $0.95 per share on 6,152,548 undiluted shares, versus net income of $2,924,008 or $0.52 per share on 5,639,743 undiluted shares in the same three-month period last year. On a diluted share basis, the Company reported earnings of $0.89 per share, based on 6,532,023 average diluted shares outstanding. These record results beat Company guidance of $0.80 to $0.85 per share by $0.10 and $0.04 per share respectfully as income surged by almost 100% from the same three-month period last year.

      Net premiums earned increased $6.6 million or 54.0% to $18.8 million for the three months ended March 31, 2005, as compared to $12.2 million for the same three-month period last year.

      Total revenues increased $7.2 million or 48.8% to $21.9 million for the three months ended March 31, 2005, as compared to $14.7 million for the same three-month period last year.

      EDWARD J. (TED) LAWSON, PRESIDENT AND CHAIRMAN OF THE BOARD, said, "I am very pleased with our first quarter results and expect our profitability momentum to continue. As a further sign of our improving cash position, we will be using cash to pay our upcoming quarterly principal and interest payment on our subordinated debt issues, as opposed to using stock, as we have in the past. We are receiving substantial cash from our continuing operations and our stock is selling at a very low valuation. Additionally, we feel comfortable with our reserve adequacy for our claims. Consequently, instead of using our stock at a depressed level to repay our note obligation, we anticipate that future payments will continue to be made in cash. "

      The Company will hold an investor conference call at 4:30 PM (ET) today, April 27, 2005. Mr. Lawson, Mr. Richard A. Widdicombe, CEO, and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson, Widdicombe and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235. Please call at least five minutes in advance to ensure that you are connected prior to the presentation.

ABOUT THE COMPANY

      The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners' property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events, as well as homeowners' coverage in the State of Louisiana. The Company also operates as an approved (non-admitted) carrier in the States of Georgia and Kentucky offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

      Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

                                     #####

                          21st CENTURY HOLDING COMPANY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                           Three Months Ended March 31,
                                                                           ----------------------------
Revenue:                                                                       2005            2004
                                                                           ------------    ------------
    Gross premiums written                                                 $ 30,097,044    $ 17,817,726
    Gross premiums ceded                                                      2,901,291          86,850
                                                                           ------------    ------------

         Net premiums written                                                27,195,753      17,730,876

    Decrease in prepaid reinsurance premiums                                 (2,675,295)     (3,768,152)
    (Increase) in unearned premiums                                          (5,685,560)     (1,728,906)
                                                                           ------------    ------------
         Net change in prepaid reinsurance premiums and
           unearned premiums                                                 (8,360,855)     (5,497,058)
                                                                           ------------    ------------


         Net premiums earned                                                 18,834,898      12,233,818
    Finance revenue                                                           1,104,530       1,090,820
    Managing general agent fees                                                 632,315         447,358
    Net investment income                                                       892,871         528,124
    Net realized investment gains                                               159,523         121,919
    Other income                                                                242,469         275,136
                                                                           ------------    ------------
         Total revenue                                                       21,866,606      14,697,175
                                                                           ------------    ------------

Expenses:
    Loss and loss adjustment expenses                                         6,909,997       6,474,833
    Operating and underwriting expenses                                       1,582,531       1,948,572
    Salaries and wages                                                        1,578,581       1,423,114
    Interest expense                                                            430,144         231,081
    Policy acquisition costs, net of amortization                             3,825,601         441,728
                                                                           ------------    ------------
         Total expenses                                                      14,326,854      10,519,328
                                                                           ------------    ------------

Income before provision for income tax expense                                7,539,752       4,177,847
Provision for income tax expense                                              2,754,076       1,546,817
                                                                           ------------    ------------
         Net income from continuing operations                             $  4,785,676    $  2,631,030
                                                                           ------------    ------------
Discontinued operations:
         Income from discontinued operations
         (including gain on disposal of $1,630,000 and
         $0, respectively)                                                    1,630,000         465,222
Provision for income tax expense                                                595,396         172,245
                                                                           ------------    ------------
         Income on discontinued operations                                    1,034,604         292,977
                                                                           ------------    ------------
         Net income                                                        $  5,820,280    $  2,924,007
                                                                           ============    ============
Basic net income per share from continuing operations                      $       0.78    $       0.47
                                                                           ------------    ------------
Basic net income per share from discontinued operations                    $       0.17    $       0.05
                                                                           ------------    ------------
Basic net income per share                                                 $       0.95    $       0.52
                                                                           ============    ============
Fully diluted net income per share from continuing operations              $       0.73    $       0.43
                                                                           ------------    ------------

Fully diluted net income per share from discontinued operations            $       0.16    $       0.05
                                                                           ------------    ------------

Fully diluted net income per share                                         $       0.89    $       0.48
                                                                           ============    ============

Weighted average number of common shares outstanding                          6,152,548       5,639,744
                                                                           ============    ============

Weighted average number of common shares outstanding (assuming dilution)      6,532,023       6,087,228
                                                                           ============    ============

Dividends declared per share                                               $       0.08    $       0.08
                                                                           ============    ============

                          21st CENTURY HOLDING COMPANY
                               Balance Sheet Data
                                   (Unaudited)

                                                   Period Ending
                                          --------------------------------
                                              03/31/05          12/31/04
                                          --------------    --------------
Total Cash & Investments                  $   83,689,774    $   90,509,879
Total Assets                              $  151,000,578    $  163,601,372
Unpaid Loss and Loss Adjustment Expense   $   26,766,395    $   46,570,679
Total Liabilities                         $  118,449,045    $  138,624,637
Total Shareholders' Equity                $   32,551,533    $   24,976,735

PREMIUM BREAKOUT

Line of Business                             03/31/05          03/31/04
                                          --------------    --------------
Automobile                                          30.0%             46.5%
Homeowners                                          52.0%             36.6%
General Liability                                   17.1%             14.4%
Mobile Home Owners                                   0.9%              2.5%
                                          --------------    --------------
Gross Written Premiums                             100.0%            100.0%